                                      (1)


                             STOCK PLEDGE AGREEMENT

     THIS STOCK PLEDGE AGREEMENT (the "Agreement"), entered into as of this 31st day of December, 1999, by and between BEACHSIDE HOLDING, LLC, a Georgia limited liability company (the "Pledgor"), and Lahaina Acquisitions, Inc., a Colorado corporation, and ACCENT MORTGAGE SERVICES, INC., a Georgia corporation (collectively, the "Pledgee").

                                   WITNESSETH

     WHEREAS, NP Holding, LLC on even date herewith has delivered a Non-Recourse Purchase Money Note payable to Pledgee in the original principal amount of $3,000,000 (the "Note"); and

     WHEREAS, to secure the payment and performance of all obligations of NP Holding, LLC under the Note, the Pledgor wishes to pledge to the Pledgee all of its right, title and interest in 660,000 shares of common stock of Lahaina Acquisitions, Inc. currently owned by Pledgor (the "Stock");

     NOW, THEREFORE, the parties hereby agree as follows:

1. Warranty. Pledgor hereby represents and warrants to the Pledgee that except for the security interest created hereby, the Pledgor owns the stock free and clear of all liens, charges and encumbrances, that the Stock is duly issued, fully paid and nonassessable, and that Pledgor has the unencumbered right to pledge its Stock.

2. Security Interest. Pledgor hereby unconditionally grants and assigns to the Pledgee, its successors and assigns, a continuing security interest in and to the Stock. The Pledgor has delivered to and deposited with the Pledgee herewith all of its right, title and interest in and to the Stock as security for the payment and performance of all obligations of Pledgor to the Pledgee under the Note, or any extension, renewal, amendment or modification of the foregoing, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. Beneficial ownership of the Stock, including, without limitation, all voting, consensual and dividend rights, shall remain in the Pledgor until the occurrence of an Event of Default (as defined below) and until the Pledgee shall notify Pledgor of the Pledgee's exercise of voting rights to the Stock pursuant to
Section 8 of this Agreement. The certificates representing the Stock and Stock powers endorsed in blank by Pledgor shall be deposited by Pledgor to the Brokerage Account (defined below) as provided in Section 10 hereof.

                                      (2)


3.      Additional Shares. In the event that, during the term of this Agreement:

          (a) any stock dividend, stock split, reclassification, readjustment or other change is declared or made in the capital structure of Pledgee, all new, substituted and additional shares, or other securities, issued by reason of any such change and received by Pledgor or to which Pledgor shall be entitled shall be immediately delivered to the Pledgee, together with stock powers endorsed in blank by Pledgor, and shall thereupon constitute Stock to be held by the Pledgee under the terms of this Agreement; and

          (b) subscriptions, warrants or any other rights or options shall be issued in connection with the Stock, all new stock or other securities acquired through such subscriptions, warrants, rights or options by Pledgor shall be immediately delivered to the Pledgee and shall thereupon constitute Stock to be held by the Pledgee under the terms of this Agreement.

4. Default. In the event of a default under the terms of the Note or a default under the terms of this Agreement (any of such occurrences being referred to as an "Event of Default"), after ten (10) days' written notice to Pledgor, Pledgee shall have the right to take title to the Stock and shall deposit the Stock as treasury stock of Lahaina Acquisitions, Inc. The value of such Stock shall be determined by the closing price of shares of common stock of Lahaina Acquisitions, Inc. as quoted on the OTC Bulletin Board on the date the title of such shares is transferred to Pledgee. In the event the value of shares is not sufficient to pay such expenses, interest, principal, obligations and damages, the Pledgor shall not be liable to the Pledgee for any such deficiency.

5. Expenses. Each party shall be responsible for the payment of their expenses incurred in connection with this Agreement.

6. Return of Stock to Pledgor. Upon payment in full of all principal and interest on the Note and full performance by the Pledgor of all covenants, undertakings and obligations under the Note, the Pledgee shall immediately return to the Pledgor all of the then remaining Stock and all rights received by the Pledgee as agent for the Pledgor as a result of its possessory interest in the Stock.

7. Pledgor's Obligations Absolute. The obligations of the Pledgor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other person, nor against other security or liens available to the Pledgee or its successors, assigns or agents. The Pledgor hereby waives any right to require that an action be brought against any other person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of the Pledgee in favor of any other Person prior to any exercise of rights or remedies hereunder, or to require resort to rights or remedies of the Pledgee in connection with the Note.

                                      (3)


8.      Voting Rights.

          (a) For so long as the Note remains unpaid, after an Event of Default,
          (i) the Pledgee may, upon five (5) days' prior written notice to the Pledgor of its intention to do so, exercise all voting rights, and all other ownership or consensual rights of the Stock, but under no circumstances is the Pledgee obligated by the terms of this Agreement to exercise such rights, and (ii) Pledgor hereby appoints the Pledgee, which appointment shall be effective on the fifth day following the giving of notice by the Pledgee as provided in the foregoing Section 8(a)(i), Pledgor's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Stock in any manner the Pledgee deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

          (b) For so long as Pledgor shall have the right to vote the Stock, Pledgor covenants and agrees that it will not, without the prior written consent of the Pledgee vote or take any consensual action with respect to the Stock which would constitute a default under this Agreement.

9. Dividends. The Pledgor shall be entitled to receive and retain any and all dividends and other payments in respect of the Stock provided, however, that any and all:

          (a) dividends paid or payable other than in cash, and instruments and other property received or receivable in respect the Stock;

          (b) dividends and other distributions paid or payable in cash in respect of any Stock in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

          (c) cash paid or payable in redemption of, or in exchange for, any Stock, shall be delivered to the Pledgee to hold as collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Pledgee and be segregated from the other property or funds of the Pledgor (with any necessary endorsement).

10. Release of Stock.

          (a) Establishment of New Brokerage Account to Hold Stock.

               (i) Pledgor shall on or before February 1, 2000, establish with Morgan Stanley Dean Witter ("Morgan Stanley") a new brokerage in the name of Pledgor (the "Brokerage Account"), to which Pledgor shall deposit the Stock. Pledgor shall at all times prior to December 31, 2000, have the right to authorize and direct Morgan Stanley to sell the Stock, or any part thereof, in accordance with Section 10(c)(i) and/or (ii) below, without any prior notice to, or prior consent or approval from, Pledgee or Lahaina Acquisitions, Inc.; provided, however, that concurrently with the opening of the Brokerage Account, Pledgor shall deliver to

                                      (4)


               Morgan Stanley (with a copy to Pledgee) irrevocable written instructions that all proceeds from the sale of the Stock or any part thereof, less the commissions of Morgan Stanley attributable to such sale (the net amount of such sale or sales are collectively referred to as the "Net Sales Proceeds"), shall be delivered directly by Morgan Stanley to the Bank (as defined below) for immediate deposit to the Bank Account (as defined below).

               (ii) Pledgor shall cause Morgan Stanley to deliver to Pledgee all shares then on deposit in the Brokerage Account as follows: (A) on December 31, 2000 (unless a Dispute (as defined below) has occurred and is outstanding on such date), or (B) upon Pledgor's receipt of written notice from Pledgee that an Event of Default (as defined in the Note) has occurred and is continuing, so long as Pledgee is entitled to exercise its remedies under the Note as a consequence thereof under the provisions of Section 2 of the Note.

               (iii) Pledgor agrees to deliver promptly to Pledgee copies of all monthly statements received from Morgan Stanley pertaining to the Brokerage Account and copies of trade confirmations received from Morgan Stanley pertaining to the Stock.

          (b) Establishment of New Joint Bank Account to Receive Net Sale Proceeds. Pledgor and Pledgee shall, concurrently with or prior to the opening of the Brokerage Account, open a joint bank account (the "Bank Account") with Bank of America (the "Bank"), to which shall be deposited  from time to time Net Sale Proceeds as  contemplated  under
          Section 10(a) above. The parties hereto agree to disburse, or cause to be disbursed, all funds deposited to the Bank Account as provided in
          Section 10(d) below, in each instance within three (3) business days after funds are deposited to Bank Account and Pledgor notifies Pledgee of such deposit. All such disbursements of funds from the Bank Account shall require the prior joint signatures of the authorized representatives of Pledgor and Pledgee, it being specifically agreed that, for the purpose, the authorized representative of Pledgor shall be Gerald F. Sullivan and authorized representative of Pledgee shall be Betty Sullivan. All costs and expenses incurred to open or maintain the Bank Account shall be paid when due by Pledgee (from funds other than Net Sale Proceeds).

          (c) Conditions for the Sale of the Stock from the Brokerage Account. Pledgor and Pledgee agree that Pledgor shall be entitled to authorize and direct Morgan Stanley to sell the Stock (or any part thereof) from the Brokerage Account at any time and from time to time prior to December 31, 2000, upon the occurrence of any of the following events:

               (i) In the event that the liabilities set forth on Exhibit A attached hereto are not paid by Pledgee or Lahaina Acquisitions, Inc., in accordance with Section 6(d) and Exhibit C of the Purchase Agreement, then Pledgor may sell that number of shares of Stock from the Brokerage Account that will generate Net Sale Proceeds up to an amount equal to the unpaid amount of such liabilities plus

                                      (5)


               a fee to be retained by Pledgor equal to 40% of such liabilities, provided that such Net Sale Proceeds (other than the 40% fee) are used by Pledgor to pay any such unpaid liabilities (a "Section 10(c)(i) Sale"); or

               (ii) In the event that the Net Sale Proceeds, calculated on a per share basis, equals or exceeds $4.00 per share (a "Section 10(c)(ii) Sale").

     In addition, Pledgor shall deliver instructions within three (3) business days to Morgan Stanley to release the Stock from the Brokerage Account and deliver such shares of Stock to Pledgor upon the occurrence of an Event of Default under the Note as described in Section 10(a)(ii)(B) of this Agreement.

     Provided,  however,  that  notwithstanding the foregoing provisions of this
Section 10(c), the parties agree that the sale of the Stock from the Brokerage Account may only be made in increments of 1,000 shares and not more than 5,000 shares per day shall be sold for payment of the unpaid liabilities referenced in
Section 10(c)(i) above.

          (d) Distribution of Net Sale Proceeds from the Bank Account.

               (i) In the event of a Section 10(c)(ii) Sale, the parties agree that the Net Sale Proceeds deposited to the Bank Account as a result thereof shall be distributed to Pledgor, and Pledgor shall use such proceeds to pay liabilities in accordance with Section 6(d) and/or Exhibit C of the Purchase Agreement and to cover the 40% fee to which Pledgor is entitled to receive under the provisions of Section 10(c)(i) above.

               (ii) In the event of a Section 10(c)(ii) Sale, the parties agree that the Net Sale Proceeds deposited to the Bank Account as a result thereof shall be distributed to Pledgee and Pledgor as follows: Pledgee shall be entitled to receive the first four dollars ($4.00) of Net Sale Proceeds derived from the sale of each such share of Stock, and Pledgor shall be entitled to receive the amount of Net Sale Proceeds in excess of four dollars ($4.00) for each share of Stock sold (and in connection therewith, it is agreed that the amount so paid to Pledgee under the terms of this Agreement shall constitute a partial payment by NP Holding, LLC under the Note).

               (iii) Pledgor shall furnish Pledgee within five (5) business days from the receipt of proceeds as a result of a Section 10(c)(ii) Sales with sufficient evidence of the payment in full of such liabilities. Pledgor hereby agrees to indemnify, defend and hold Pledgee harmless from and against any and all claims, losses, liabilities, costs and expenses (including attorneys' fees and expenses) arising out of a breach by Pledgor of its obligations under the provisions of Section 10(d)(i).

               (iv) Pledgee hereby agrees to indemnify,  defend and hold Pledgor
               harmless   from  and  against   any  and  all   claims,   losses,
               liabilities,  costs and

                                      (6)


               expenses (including attorneys' fees and expenses) arising out of a breach by Pledgee of its obligations under the provisions of
               Section 10(d)(i).

          (e) Claims. If either party disputes the occurrence of any of the conditions set forth in Section 10(a)(ii) or (d) of this Agreement (a "Dispute"), the disputing party shall deliver a written notice of a Dispute (a "Notice of Dispute") to the other party within three (3) business days of the deposit of funds from the sale of the Stock into the Banks Account. Such Notice of Dispute shall specify the nature of any Dispute, the claims of each party to the Dispute and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim. The parties hereby agree and acknowledge that all Disputes shall be resolved between the parties. If the parties are unable to resolve such Dispute within one (1) business day from the receipt of a Notice of Dispute then the parties hereby agree that the Dispute shall be resolved by the decision of an independent third party selected by the parties (the "Arbitrator") in the Arbitrator's sole discretion within five (5) business days from the date of the Notice of Dispute. In the event that the parties are unable to agree upon an Arbitrator, Pledgor and Pledgee hereby agree that John McManus, Esq. shall resolve the Dispute as the Arbitrator. The parties hereby agree that the decision by the Arbitrator shall final and binding on all parties hereto. Pledgor and the Pledgee may enforce any final determination in any state or federal court located in Atlanta, Georgia. The parties hereby agree to issue joint written instructions to the Bank for the disbursement of Net Sale Proceeds from the Bank Account in a dispute under Section 10(d) hereof, promptly upon the resolution of any Dispute by the Arbitrator hereunder. If there is no Dispute between the parties under this Agreement with respect to the disbursement of Funds from the Bank Account, the parties hereby agree to issue joint written instructions to the Bank for the disbursement thereof within three (3) business days after the date such funds are deposited to the Bank Account and Pledgee receives notice thereof from Pledgor.

11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally, (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, (c) one (1) business day after delivery by a recognized express overnight courier service or (d) three
(3) days after being mailed by certified mail, return receipt requested, to the parties at the following addresses:

               If to the Pledgor:   Mr. Gerald F. Sullivan
                                    Beachside Holding, LLC
                                    5255 Porter Lane
                                    Gainesville, Georgia 30506
                                    Facsimile Number:

                                      (7)


               with a copy to:      Thomas J. Stalzer, Esq.
                                    Epstein, Becker & Green
                                    Suite 1400
                                    The Lenox Building
                                    3399 Peachtree Road
                                    Atlanta, GA  30326
                                    Facsimile Number:  (404) 812-5699

               If to the Pledgee:   L. Scott Demerau
                                    Lahaina Acquisitions, Inc.
                                    Suite 220
                                    5895 Windward Parkway
                                    Alpharetta, GA  30005
                                    Facsimile Number:

               with a copy to:      Robert E. Altenbach, Esq.
                                    Kutak Rock LLP
                                    Suite 2100
                                    Peachtree Center South Tower
                                    225 Peachtree Street
                                    Atlanta, GA  30303-1731
                                    Facsimile Number:  (404) 222-4654

12. Binding Agreement. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the laws of the State of Georgia. This Agreement, together with all documents referred to herein including the Escrow Agreement, constitutes the entire Agreement between the Pledgor and the Pledgee with respect to the matters addressed herein and may not be modified except by a writing executed by the Pledgee and delivered by the Pledgee to the Pledgor. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which, taken together, shall constitute one and the same instrument.

13. Severability. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

14. Assignment, Binding Effect. Except with the prior written consent of the Pledgee, no assignment or transfer by the Pledgor of the Pledgor's rights and obligations under this Agreement may be made. In addition, Pledgee may not assign its rights under this Agreement to a third party except with the prior written consent of the Pledgor, which shall not be unreasonably withheld. This Agreement shall be binding upon the parties to this Agreement and their respective successors and assigns, shall inure to the benefit of the parties to this Agreement

                                      (8)


and their respective permitted successors and assigns and any reference to a party to this Agreement shall also be a reference to a successor or assign.

15. Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original.


                  [Remainder of page intentionally left blank]

                                      (9)


     IN WITNESS WHEREOF, the undersigned have executed this Stock Pledge Agreement as of the day and year first above written.

                                               PLEDGOR:

                                               BEACHSIDE HOLDING, LLC


                                       By:     /s/ Gerald F. Sullivan
                                               -----------------------------
                                      Name:    Gerald F. Sullivan
                                               -----------------------------
                                      Title:   Manager
                                               -----------------------------

                                               PLEDGEE:

                                               LAHAINA ACQUISITIONS, INC.


                                       By:     /s/ L. Scott Demerau
                                               -----------------------------
                                      Name:    L. Scott Demerau
                                               -----------------------------
                                      Title:   President
                                               -----------------------------

                                               ACCENT MORTGAGE SERVICE, INC.


                                       By:     /s/ Betty M. Sullivan
                                               -----------------------------
                                      Name:    Betty M. Sullivan
                                               -----------------------------
                                      Title:   Executive V.P. & Secretary
                                               -----------------------------